INVESTMENT MANAGEMENT
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(d)(9)(i)
May 1, 2023

Catrina Willingham

Vice President – Controller

Voya Investment Management Co. LLC

5780 Powers Ferry Road NW

Atlanta, GA 30327-4347

RE: Definition of Underlying Funds for the Index Solution Portfolios

Dear Ms. Willingham:

Pursuant to the Sub-Advisory Agreement, effective as of May 1, 2017 (the "Agreement"), between Voya Investment Management Co. LLC (the "Sub-Adviser") and Voya Investments, LLC, we hereby notify you of our intention to define Underlying Funds to remove funding agreements with affiliated or unaffiliated insurance companies for Voya Index Solution 2025 Portfolio, Voya Index Solution 2035 Portfolio, Voya Index Solution 2045 Portfolio, Voya Index Solution 2055 Portfolio, Voya Index Solution 2065 Portfolio, and Voya Index Solution Income Portfolio (collectively, the "Portfolios"), each a series of VPI, effective on May 1, 2023, upon all other terms and conditions set forth in the Agreement.

Upon your acceptance, the Agreement will be modified to give effect to the foregoing by modifying the definition of Underlying Funds on the Amended Schedule A of the Agreement. The Amended Schedule A, which indicates the annual sub-advisory fee rate for the Portfolios, is attached hereto.

REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

May 1, 2023

Please signify your acceptance to the modified definition of Underlying Funds with respect to the aforementioned Portfolios by signing below where indicated.

Very sincerely,

By: _____________________________

Name: Todd Modic

Title: Senior Vice President

Voya Investments, LLC

ACCEPTED AND AGREED TO:

Voya Investment Management Co. LLC

By: _____________________________

Name: Catrina Willingham

Title: Vice President – Controller, Duly Authorized

AMENDED SCHEDULE A

with respect to the

SUB-ADVISORY AGREEMENT

between

VOYA INVESTMENTS, LLC

and

VOYA INVESTMENT MANAGEMENT CO. LLC

Series	Annual Sub-Advisory Fee
(as a percentage of average daily assets
allocated to the Sub-Adviser)
0.22500% on the first $4 billion in assets;
Voya Global Bond Portfolio	0.21375% on the next $1 billion in assets;
0.20250% on the next $1 billion in assets;

0.19350% on assets thereafter.

Direct Investments1
Voya Index Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.

Series	Annual Sub-Advisory Fee
(as a percentage of average daily assets
allocated to the Sub-Adviser)
Direct Investments1
Voya Index Solution 2065 Portfolio	0.13500%
Underlying Funds2

0.04500%

Direct Investments1
Voya Index Solution Income	0.13500%
Portfolio	Underlying Funds2
0.04500%
Voya International High Dividend	0.27000% on all assets
Low Volatility Portfolio

Direct Investments1
Voya Solution 2025 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Solution 2035 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Solution 2045 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments1
Voya Solution 2055 Portfolio	0.13500%
Underlying Funds2

0.04500%
Direct Investments
Voya Solution 2065 Portfolio	0.13500%
Underlying Funds

0.04500%
Direct Investments1
Voya Solution Aggressive Portfolio	0.13500%
Underlying Funds2
0.04500%

Voya Solution Balanced Portfolio	Direct Investments1

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.

Series	Annual Sub-Advisory Fee
(as a percentage of average daily assets
allocated to the Sub-Adviser)
0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Conservative Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Income Portfolio	0.13500%
Underlying Funds2
0.04500%

Direct Investments1
Voya Solution Moderately	0.13500%
Underlying Funds2
Aggressive Portfolio
0.04500%

Direct Investments1
Voya Solution Moderately	0.13500%
Underlying Funds2
Conservative Portfolio
0.04500%

Effective Date: May 1, 2023, to reflect the change in the definition of "Underlying Funds" to remove funding agreements with affiliated or unaffiliated insurance companies.

1"Direct Investments" shall mean assets which are not Underlying Funds.

2"Underlying Funds" shall mean open-end investment companies registered under the 1940 Act within the

Voya family of funds. The phrase "family of funds" shall have the same meaning as "fund complex" as defined in Item 17 of Form N-1A, as it was in effect on May 1, 2017, including, for clarity, exchange-traded funds advised or sub-advised by Voya Investments, LLC or an affiliate.